Calculation of Filing Fee Tables
S-8
MapLight Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2019 Equity Incentive Plan	Other	932,995	$ 5.50	$ 5,131,472.50	0.0001381	$ 708.66
2	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2025 Equity Incentive Plan	Other	11,500,000	$ 17.00	$ 195,500,000.00	0.0001381	$ 26,998.55
3	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2025 Employee Stock Purchase Plan	Other	450,000	$ 14.45	$ 6,502,500.00	0.0001381	$ 898.00
Total Offering Amounts:						$ 207,133,972.50		$ 28,605.21
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 28,605.21
Offering Note
[1]	(A) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 ("Common Stock") of MapLight Therapeutics, Inc. (the "Registrant") that become issuable under the Registrant's 2019 Equity Incentive Plan (the "2019 Plan"), the Registrant's 2025 Equity Incentive Plan (the "2025 Plan"), or the Registrant's 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction. (B) Proposed maximum offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 932,995 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2019 Plan are calculated using the weighted-average exercise price of $5.50 per share for such stock options. (C) Amount registered represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2019 Plan. No additional stock awards will be granted under the 2019 Plan.

[2]	(A) See note 1(A). (B) Proposed maximum offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of $17 per share (the "IPO Price"), which is the initial public offering price per share of the Registrant's Common Stock as set forth in the Registrant's registration statement on Form S-1 (File No. 333-290400), as amended (the "S-1 Registration Statement"), that became effective on October 25, 2025. (C) Amount registered represents 11,500,000 shares of Common Stock reserved for future grant under the 2025 Plan. To the extent that any stock options discussed under footnote (1)(C) outstanding under the 2019 Plan expire or are terminated prior to exercise, the shares of common stock reserved for issuance pursuant to such stock options will become available for issuance as shares of common stock under the 2025 Plan. The 2025 Plan also provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2025 Plan on January 1st of each year, commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Registrant's board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.

[3]	(A) See note 1(A). (B) Proposed maximum offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of the IPO Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2025 ESPP. (C) Amount registered represents 450,000 shares of Common Stock reserved for future grant under the 2025 ESPP. The 2025 ESPP provides that an additional number of shares of Common Stock will automatically be added annually to the shares authorized for issuance under the 2025 ESPP on January 1st of each year, commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year and (ii) 900,000 shares of Common Stock; provided, however, that the Registrant's board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A